NUMBER

USN [redacted]

SHARES

TM

INTERLINK-US-NETWORK, LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

COMMON STOCK

CUSIP 45875T 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE OF

INTERLINK-US-NETWORK, LTD.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed.

DATED:

CEO & CHAIRMAN

PRESIDENT

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

H. BURR KEIM, PHILA.